                                                                     EXHIBIT 4.5

             CERTIFICATE OF DESIGNATION OF THE RELATIVE RIGHTS AND
                                  PREFERENCES
                                    OF THE
                     SERIES B CONVERTIBLE PREFERRED STOCK
                                      OF
                           NET VALUE HOLDINGS, INC.

       The undersigned, the President and Chief Executive Officer of Net Value Holdings, Inc., a Delaware corporation (the "Company"), in accordance with the provisions of the Delaware General Corporation Law, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Company, the following resolution creating a series of Series B Convertible Preferred Stock, was duly adopted on September 10, 1999;

       RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the "Board") by provisions of the Restated Certificate of Incorporation of the Company (the "Certificate of Incorporation"), there hereby is created out of the shares of Preferred Stock, par value $.001 per share, of the Company authorized in Article 5 of the Certificate of Incorporation (the "Preferred Stock,"), a series of Preferred Stock of the Company, to be named "Series B Convertible Preferred Stock," consisting of five thousand (5,000) shares, which series shall have the following designation, powers, preferences and relative and other special rights and the following qualifications, limitations and restrictions;

       1.   Designation and Rank: The designation of such series of the
            --------------------
Preferred Stock shall be the Series b Convertible Preferred Stock, par value $.001 per share (the "Series B Convertible Preferred stock"). The maximum number of shares of Series B Convertible Preferred Stock shall be five thousand (5,000) shares. The Series B Convertible Preferred Stock shall have a liquidation preference of $1,000 per share. The Series B Convertible Preferred Stock shall rank (i) prior to the common stock, par value $.001 per share (the "Common Stock"), and to all other classes and series of equity securities of the Company which by its terms does not rank senior to the Series B Convertible Preferred Stock ("Junior Stock"), (ii) on parity with the Series B Preferred Stock and with any class and series of equity securities which by its terms shall rank on parity with the Series B Convertible Preferred Stock ("Pari Passu Stock") and (iii) junior to any class or series of equity securities which by its terms shall rank senior to the Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

       2.   Dividends
            ---------

       a.   Payment of Dividends: The holders of record of shares if Series B
            --------------------
Convertible Preferred Stock shall be entitled to receive, out of any assets at the time legally available therefore and when and as declared by the Board, dividends at the rate of (except as otherwise provided for in this Section 2(a)) five percent (5%) (the "Dividend Rate") of the stated Liquidation Preference Amount (as defined in Section 4(a) below) per share per annum, and no more; provided, however, that the Dividend Rate shall increase to, and accrue at a
--------  -------
rate of, ten percent (10%) per annum (the "Increased Dividend Rate:) if at any time the Closing Bid Price (as defined in Section 5(d)) of the Common Stock is less than the Conversion Flour Price (as defined in Section 5(d)) for a period of ten (10) consecutive trading days (the "Dividend Payment"). At any time when the Increased Dividend Rate shall be in effect, the
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Increased Dividend Rate shall be reduced to the Dividend Rate if at any time the
Closing Bid Price of the Common Stock is above the Conversion Floor Price for a period of five (5) consecutive trading days. The Dividend Payment shall be payable, out of fund's of legally available therefore pursuant to Delaware General Corporation law, at the sole discretion of the Company, (i) in immediately available cash funds or (ii) in shares of Common Stock equal to the quotient of (x) the Dividend Payment divided by (y) the Conversion Price (as defined in Section 5(d)). In the case of shares of Series B Convertible
Preferred Stock outstanding for less than a full year, dividends shall be prorated based on the portion of each year during which such shares are outstanding. Such dividends on the Series B Convertible Preferred Stock shall be cumulative and shall accrue and be payable only at conversion of the Series B Convertible Preferred Stock into shares of Common Stock with respect to that portion of the Dividends Payment accrued with respect to those shares of Series
B Convertible Preferred Stock being converted and shall accrue until the Mandatory Conversion Date (as defined in Section 5(e)(ii) without regard to
Section 5(c)(ii)(X)(A)). Such dividends on the Series B Convertible Preferred Stock are prior and in preference to any declaration or payment of any distribution (as defined in Section 2(d) below) on any outstanding shares of Common Stock or any other equity securities of the Company ranking junior to the Series B Convertible Preferred Stock as to the payment of dividends. Such dividends shall accrue on each share of Series B Convertible Preferred Stock from day to day from the date of initial issuance thereof whether or not earned or declared so that if such dividends with respect to any previous dividend period at the rate provided for herein have not been paid on, or declared and set apart for, all shares of Series B Convertible Preferred Stock at the time outstanding, the deficiency shall be fully paid on, or declared and set apart for, such shares on a pro rata basis with all other equity securities of the Company ranking on a parity with the Series B Convertible Preferred Stock as to the payment of dividends before any distribution shall be paid on, or declared and set apart for Common Stock or any other equity securities of the Company ranking junior to the Series B Convertible Preferred Stock as to the payment of dividends.

          b. So long as any shares of Series B Convertible Preferred Stock are outstanding, the Company shall not declare, pay or set apart for payment any dividend or make any distribution on, any Junior Stock (other than dividends or distributions payable in additional shares of Junior Stock), unless at the time of such dividend or distribution the Company shall have paid all accrued and unpaid dividends on the outstanding shares of Series B Convertible Preferred Stock.

          c. In the event of a dissolution, liquidation or winding up of the Company pursuant to Section 4, all accrued and unpaid dividends on the Series B Convertible Preferred Stock shall be payable on the day immediately preceding the date of payment of the preferential amount to the holders of Series b Convertible Preferred Stock. In the event of (i) a mandatory redemption pursuant to Section 9 or (ii) a redemption upon the occurrence of a Major Transaction (as defined in Section 8(c)) or a Triggering Event (as defined in
Section 8(d)) or at the election of the Company pursuant to section 8, all accrued and unpaid dividends on the Series B Convertible Preferred Stock shall be payable on the day immediately preceding the date of such redemption. In the event of a voluntary conversion pursuant to Section 5(a), all accrued and unpaid dividends on the Series B Convertible Preferred Stock being converted shall be payable on the day immediately preceding the Voluntary Conversion Date (as defined in Section 5(b)(i) and in the event of a mandatory conversion pursuant to Section 5(c), all accrued and unpaid dividends on the Series B Convertible Preferred Stock being converted shall be payable on the day immediately preceding the Mandatory Conversion Date.

            d. For purposes hereof, unless the context otherwise requires, "distribution" shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in shares of Common Stock or other equity securities of the Company, or the purchases or redemption of shares of the Company (other than redemptions set forth in Section 8 below or repurchases of Common Stock held by employees or consultants of the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property.

       2.   Voting Rights
            -------------

            a.   Class Voting Rights: The Series B Convertible Preferred Stock
                 -------------------
shall have the following class voting rights (in addition to the voting rights set forth in Section 3(b) hereof). So long as any shares of the Series B Convertible Preferred Stock remain outstanding, the Company shall not, without the affirmative vote or consent of the holders of at least three-quarters (3/4)
    -----------
of the shares of the Series B Convertible Preferred Stock remain outstanding at the time, given in person or by proxy, either in writing or at a meeting, in which the holders of him Series B Convertible Preferred Stock vote separately as a class: (i) authorize, create, issue or increase the authorized or issued amount of any class or series of stock, including but not limited to the issuance of any more shares of previously authorized Common Stock or Preferred Stock, ranking prior to the Series B Convertible Preferred Stock, with respect to the distribution of assets on liquidation, dissolution or winding up other than in connection with the issuance of any Common Stock or any securities convertible or exchangeable into Common Stock, including debt securities (collectively, the "Financing Securities"), under any Company employee benefit plan, stock option plan, or stock purchase plan for the benefit of the Company's employees or directors; (ii) amend, alter or repeal the provisions to adversely affect any right, preference, privilege or voting power of the Series B Convertible Preferred Stock; provided, however, that any creation and issuance
                             -------- --------
of Pari Passu Stock or another series of Junior Stock shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; (iii) repurchase, redeem or pay dividends on, shares of the Company's Junior Stock;
(iv) amend the Certificate of Incorporation or By-Laws of the Company so as to affect materially and adversely any right, preference or voting power of the Series B Convertible Preferred Stock; provided, however, that any creation and
                                      --------  -------
issuance of another series of Pari Passu Stock or Junior Stock shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers; (v) effect any distribution with respect of Junior Stock; or
(vi) reclassify the Company's outstanding securities so as to affect materially and adversely any right, preference, privilege or voting power of the Series B Convertible Preferred Stock.

            b.   General Voting Rights: Except with respect to transactions upon
                 ---------------------
which the Series B Convertible Preferred Stock shall be entitled to vote separately as a class pursuant to Section 3(a) above and except as otherwise required by Delaware law, the Series B Convertible Preferred Stock shall have no voting rights. The Common Stock into which the Series B Convertible Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

            c.   Rights Offering.  Notwithstanding anything herein to the
                 ---------------
contrary, the Series B Convertible Preferred Stock shall not have any voting rights, whether as a class, in general or otherwise, in connection with any Rights Offering (as defined below). For purposes of this Certificate

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of Designation, "Rights Offering": shall mean the distribution or other arrangement by the Company, whether directly or by arrangement with any reputable underwriter(s) for the Partner Company Public Offering (as defined below) or otherwise, resulting in each holder of the Common Stock obtaining the right to purchase an amount of the securities of any Partner Company (as defined below) calculated substantially on a pro rata basis based on the number of shares of Common Stock owned by such holder at such time in connection with a public offering of such securities (a "Partner Company Public Offering"). For purposes of this Certificate of Designation, "Partner Company" shall mean any entity in which the Company has made an investment.

       3.   Liquidation Preference.
            ----------------------

            a. In the event of the liquidation, dissolution or widening up of the affairs of the Company, whether voluntary or involuntary, after payment of provision for payment of the debts and other liabilities of the Company, the holders of shares of the Series B Convertible Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company whether such assets are capital or surplus of any nature, an amount equal to $1,000 per share (the "Liquidation Preference Amount") of the Series B Convertible Preferred Stock plus any accrued and unpaid dividends before any payment shall be made or any assets distributed to the holders of the Common Stock or any other Junior Stock. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount plus any accrued and unpaid dividends payable to the holders of outstanding shares of the Series B Convertible Preferred Stock and any series of preferred stock or any other class of stock on a parity, as to rights on liquidation, dissolution or winding up, with the Series B Convertible Preferred Stock, if any, notably in accordance with the respective amounts that would be payable on such shares it all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series B Convertible Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series B Convertible Preferred Stock, if any ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series B Convertible Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series B Convertible Preferred Stock. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by the Company's independent, outside accountant) or a combination thereof, provided, however, that no cash shall be
                                      --------  -------
paid to holders of Junior Stock unless each holder of the outstanding hares of Series B Convertible Preferred Stock has been paid in cash the full Liquidation Preference Amount plus any accrued and unpaid dividends to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount plus any accrued and unpaid dividends to which each holder is entitled, such holders of shares of Series B Convertible Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

            b. A consolidation of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed, shall not be deemed to be a liquidation, dissolution, or winding up within the meaning of this section 4. In the event of the merger or consolidation of the Company with or into another corporation, the Series B Convertible Preferred Stock shall maintain its relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

            c. Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than 45 days prior to the payment date stated therein, to the holders of record of the Series B Convertible Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

       4.   Conversion.  The holder of Series B Convertible Preferred Stock
            ----------
shall have the following conversion rights (the "Conversion Rights"):

            a.   Right to Convert.  At any time on or after the earlier of (i)
                 ----------------
one hundred and eighty (180) days from the First Trenche Closing Date (as such term is defined in the Securities Purchase Agreement dated as of September 17, 1999 between the Company and the initial holders of the Series B Convertible Preferred Stock (the "Securities Purchase Agreement:)) and (ii) twenty (20) days after the Effectiveness Date (as such term is defined in the Registration Rights Agreement dated as of September 17, 1999 by and among the Company and the initial holders of the Series B Convertible Preferred Stock (the "Registration Rights Agreement")), the holder of any such shares of Series B Convertible Preferred Stock held by such person into a number of fully paid and nonassessable shares of Common Stock (the "Conversion Rate:) equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series B Convertible Preferred Stock being converted divided by (ii) the Conversion Price (as defined in Section 5(d)) then in effect as of the date of the delivery by such holder of its notice of election to convert.

            b.   Mechanics of Voluntary Conversion.  The Voluntary Conversion of
                 ---------------------------------
Series B Convertible Preferred Stock shall be conducted in the following manner:

                 i.   Holder's Delivery Requirements.  To convert Series B
                      ------------------------------
Convertible Preferred Stock into full shares of Common Stock on any date (the "Voluntary Conversion Date:), the holder thereof shall (A) transmit by facsimile (the "Conversion Facsimile"), for receipt on or prior to 5:00 p.m., pacific time on such date, a copy of a fully executed notice of conversion in the form attached hereto as Exhibit I ("the Conversion Notice"), to the Company, and (B)
                   ---------
surrender to a common carrier for delivery to the Company within three (3) business days of the transmission of the Conversion Facsimile, the original certificates representing the shares of Series B Convertible Preferred Stock being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "Preferred Stock Certificates:) and the originally executed Conversion Notice, issue and

                 ii.  Company's Response.  Upon receipt by the Company of a
                      ------------------
facsimile copy of a Conversion Notice, the Company shall immediately send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by this Company of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or its designated transfer agent (the "Transfer Agent") (as applicable) shall, within three (3) business days of receipt by the Company of the Preferred Stock Certificates and the originally executed Notice, issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled. If the number of shares of Series B Convertible Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series B Convertible Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than three (3) business days after receipt of the Preferred Stock Certificate(s) and at the Company's expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series B Convertible Preferred Stock not converted.

                 iii.  Dispute Resolution.  In the case of a dispute as to the
                       ------------------
determination of the Average Share Prices (as defined in Section 5(d) below) or the Conversion Price or the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the Company shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed determinations or arithmetic calculations to the holder via facsimile as soon as possible, but in no event later than two (2) business days after receipt of such holder's Conversion Notice. If such holder and the Company are unable to agree upon the determination or arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile (A) the disputed determination of the Average Share Prices or the Conversion Price to an independent, reputable investment bank or
(B) the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to an independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder of the results no later than seventy-two (72) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent manifest error. The reasonable expenses of such investment bank or accountant in making such determination shall be paid by the Company, in the event the holder's calculation or determination was correct, or by the holder, in the event the Company's calculation or determination was correct. The period of time in which the Company is required to effect conversions or redemptions under this Certificate of Designation shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(b)(iii).

                 iv.   Record Holder.  The person or persons entitled to receive
                       -------------
the shares of Common Stock issuable upon a conversion of the Series B Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion date.

                 v.    Company's Failure to Timely Convert.  If within five (5)
                       -----------------------------------
business days of the Company's receipt of the Conversion Notice and the Preferred Stock Certificates to be converted (the "Share Delivery Period") the Company shall fail to issue a certificate to a holder for the number of shares of Common Stock to which such holder is entitled upon such holder's conversion of the Series B Convertible Preferred Stock or to issue a new Preferred Stock Certificate representing the number of shares of Series B Convertible Preferred Stock to which such holder is entitled pursuant to Section

5(b)(ii) (a "Conversion Failure"), in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to the relevant Article(s) thereof), the Company shall pay additional liquidated damages to such holder on each business day after such fifth (5th) business day that such conversion is not timely effected in an amount equal to 0.5% of the product of (A) the sum of the number of shares of Common Stock not issued to the holder on a timely basis pursuant to Section 5(b)(ii) and to which such holder is entitled and, in the event the Company has failed to deliver a Preferred Stock Certificate to the holder on a timely basis pursuant to Section 5(b)(ii), the number of shares of Common Stock issuable upon conversion of the shares of Series B Convertible Preferred Stock represented by such Preferred Stock Certificate, as of the last possible date which the Company could have issued such Preferred Stock Certificate to such holder without violating Section 5(b)(ii) and (B) the Closing Bid Price (as defined in Section 5(d) below) of the Common Stock on the last possible date which the Company could have issued such Common Stock and such Preferred Stock Certificate, as the case may be, to such holder without violation Section 5(b)(ii). If the Company fails to pay the additional liquidated damages set forth in this Section 5(b)(v) within five business days of the date incurred, then such payment shall bear interest at the rate of 2% per month (pro rated for partial months) until such payments are made.

            c.   Mandatory Conversion
                 --------------------

                 i. Each share of Series B Convertible Preferred Stock outstanding on the Mandatory Conversion Data shall, automatically and without any action on the part of the holder thereof, convert into the number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the Liquidation Preference Amount of the shares of Series B Convertible Preferred Stock outstanding on the Mandatory Conversion Date divided by (ii) the Conversion Price in effect on the Mandatory Conversion Date.

                 ii. For purposes of this Certificate of Designation, a "Mandatory Conversion Date" shall be the date which is three years from the Effectiveness Date, provided that the Mandatory Conversion Date shall be extended for (a) up to an additional one (1 year for any shares of Series B Convertible Preferred Stock (x) for as long as (A) a Triggering Event (as defined in Section 8(d)) shall have occurred and be continuing or (B) any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in a Triggering Event and (y) pursuant to Section 7(c) of the Registration Rights Agreement, which extension shall be one day for each day of any Blackout Period (as defined in Section 3(n) of the Registration Rights Agreement), and (2) up to an additional six (6) months for any shares of Series B Convertible Preferred Stock the conversion of which would violate
Section 7. The Mandatory Conversion Date and the Voluntary Conversion Date collectively are referred to in this Certificate of Designation as the "Conversion Date."

                 iii. On the Mandatory Conversion Date, the outstanding shares of Series B Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its Transfer Agent; provided, however, that the Company shall not be obligated to
                --------  -------
issue certificates evidencing the shares of Common Stock issuable upon conversion of any shares of Series B Convertible Preferred Stock unless certificates evidencing such shares of Series B Convertible Preferred Stock are either delivered to the Company or the holder notifies the Company that such certificates have been lost, stolen, or destroyed, and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Upon the occurrence of the automatic conversion of the Series B Convertible Preferred Stock pursuant to this Section 5(c), the holders of the Series B Convertible Preferred Stock shall surrender the Preferred Stock Certificates representing the Series B Convertible Preferred Stock for which the Mandatory Conversion Date has occurred to the Company and the Company shall deliver the shares of Common Stock issuable upon such conversion (in the same manner set forth in Section 5(b)(ii) to the holder within three (3) business days of the holder's delivery of the applicable Preferred Stock Certificates.

            d.   Conversion Price.
                 ----------------

                 i. The term "Five Day Average Price" shall mean the lesser of (i) the average of the five (5) Closing Bid Prices of the Company's shares of Common Stock (as reported by Bloomberg Financial Markets ("Bloomberg")) in the over-the-counter market on the electronic bulletin board for such security (the "OTC Bulletin Board") (or on such other United States stock exchange or public trading market ("Alternative Exchange") on which the shares of the Company trade if, at the time of the conversion, they are not trading in the OTC Bulletin Board), of the five (5) trading days immediately preceding the First Tranche Closing Date and (ii) the average of the five (5) Closing Bid Prices of the Company's shares of Common Stock (as reported by Bloomberg) in the over-the-counter market on the OTC Bulletin Board (or on such other Alternative Exchange) on which the shares of the Company trade if, at the time of the conversion, they are not trading in the OTC Bulletin Board), of the five (5) trading days immediately preceding the Second Tranche Closing date (as such term is defined in the Securities Purchase Agreement); provided, however, that the Second
                                       --------  -------
Tranche Closing Date shall have occurred; provided, further, that if the Second
                                          --------  -------
Tranche Closing shall not occur; the Five Day Average Price shall be calculated pursuant to (i) of this Section (5(d)(i); provided, however, that the Five Day
                                          --------  -------
Average Price shall not be less than the Conversion Floor Price.

                 The term "Two Day Average Price" shall mean the average of the two (2) Closing Bid Prices of the Company's shares of Common Stock (as reported by Bloomberg) in the OTC Bulletin Board (or on such Alternative Exchange on which the shares of the Company trade if, at the time of exercise of the Reset Option (as defined in Section 5(d)(ii) below), they are not trading in the OTC bulletin Board), of the two (2) trading days immediately preceding the date the Company receives a notice from all of the holders of the Series B Convertible Preferred Stock that they elect to exercise the Reset Option.

                 The Five Day Average Price and the Two Day Average Price are collectively referred to herein as the "Average Share Prices".

                 ii. The term "Conversion Price" shall mean, with respect to any conversion of Series B Convertible Preferred Stock, 100% of the Five Day Average Price; provided that at any time from the First Tranche Closing Date
               --------
until a date which is one (a) year after the Effectiveness Date, the holders of Series B Convertible Preferred Stock shall have an option (which option may only be used on one occasion) of resetting the Conversion Price (the "Reset Option") to equal the greater of (x) the Two Day Average Price and (y) the Conversion Floor Price (as defined below).

                 iii. The term "Closing Bid Price" shall mean, for any security as of any date, the last closing bid price of such security in the OTC Bulletin Board for such security as reported by Bloomberg, or, if no closing bid price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price of such security on such date shall be the fair market value as mutually determined by the Company and the holders of a majority of the outstanding shares of Series B Convertible Preferred Stock. if the Company and the holders of Series B Convertible Preferred Stock are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 5(b)(iii) above with the term "Closing Bid Price" being substituted for the term "Average Share Prices." (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period.).

                 iv. The term "Conversion Floor Price" shall mean $2.50 and shall be subject to adjustment as provided herein.

            e.   Adjustments of Conversion Price.
                 -------------------------------

                 i.    Adjustments for Stock Splits and Combinations.  If the
                       ---------------------------------------------
Company shall at any time or from time to time after the date of issuance of the applicable shares of Series B Convertible Preferred Stock (the "Issuance Date"), effect a stock split of the outstanding Common Stock, the applicable Conversion Price and Conversion Floor Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the applicable Conversion Price and the Conversion Floor Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 5(c)(ii) shall be effective at the close of business on the date the stock split or combination occurs.

                 ii.   Adjustments for Certain Dividends and Distributions.  If
                       ---------------------------------------------------
the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price and Conversion Floor Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the applicable Conversion Price and Conversion Floor Price then in effect by a fraction:

                       (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                       (2) The denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

                 iii.  Adjustment for Other Dividends and Distributions.  If the
                       ------------------------------------------------
Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price and Conversion Floor Price shall be made and provision shall be made (by adjustments of the Conversion Price, the Conversion Floor Price or otherwise) so that the holders of Series B Convertible Preferred Stock shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had their Series B Convertible Preferred Stock been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(c)(iv) with respect to the rights of the holders of the Series B Convertible Preferred Stock. If the Company shall at any time or from time to time after the Issuance Date, arrange a Rights Offering, then, and in each event, on the date of such Rights Offering, each holder of Series B Convertible Preferred Stock shall receive what such holder would have received had such holder converted all of its shares of Series B Convertible Preferred Stock immediately prior to the date of such Rights Offering.

                 iv.   Adjustments for Reclassification Exchange or
                       --------------------------------------------
Substitution. If the Common Stock issuable upon conversion of the Series B
------------
Convertible Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(e)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(e)(v)), then, and in each event, an appropriate revision to the Conversion Price and Conversion Floor Price shall be made and provisions shall be made (by adjustments of the Conversion Price, Conversion Floor Price or otherwise) so that the holder of each share of Series B Convertible Preferred Stock shall have the right thereafter to convert such share of Series B Convertible Preferred Stock into the kind and amount of shares of stock and other securities receivable upon reclassification, exchange, substitution or other change, by holders of the number of shares of Common Stock into which such share of Series B Convertible Preferred Stock might have been converted immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

                 v.    Adjustments for Reorganization, Merger, Consolidation or
                       --------------------------------------------------------
Sales of Assets.  If at any time or from time to time after the Issuance Date
---------------
there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5(e)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 5(e)(iv)), or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties or assets to any other person (an "Organic Change"), then as a part of such Organic Change an appropriate revision to the Conversion Price and Conversion Floor Price shall be made and provision shall be made (by adjustments of the Conversion Price, the Conversion Floor Price or otherwise) so that the holder of each share of Series B Convertible Preferred Stock shall have the right thereafter to convert such share of Series B Convertible Preferred Stock into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(e)(v) with respect to the rights of the holders of the Series B Convertible Preferred Stock after the Organic Change to the end that the provisions of this Section 5(e)(v) (including any adjustment in the applicable Conversion Price and Conversion Floor Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series B Convertible Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable.

                 vi.   Adjustments for Issuance of Additional Shares of Common
                       -------------------------------------------------------
Stock.  If the Company, after the Issuance Date and at any time wile any shares
-----
of Series B Convertible Preferred Stock are outstanding, shall issue any Additional Shares of Common Stock (as defined below) (otherwise than an provided in Section 5(e)(i)-(v)), at a price per share less than the Conversion Price then in effect or without consideration, then the Conversion Price and the Conversion Floor Price upon each such issuance shall be adjusted to that price (rounded to the nearest cent), determined by multiplying the Conversion Price and the Conversion Floor Price, as the case may be, then in effect by a fraction;

                       (1) the numerator of which shall be equal to the sum of
(x) the number of shares of Common stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus (y) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the Conversion Price, then in effect; and

                       (2) the denominator of which shall be equal to the number of shares of Common Stock outstanding immediately after the issuance of Such Additional Shares of Common Stock:

The provisions of this Section 5(e)(vi) shall not apply under any of the circumstances for which an adjustment is provided for in Section 5(e)(i)-(v).
No adjustment of the Conversion Price or the Conversion Price or the Conversion Floor Price shall be made under this Section 5(e)(vi) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to any Common Stock Equivalent (as defined in Section 5(e)(vii)) if upon the issuance of such Common Stock Equivalent (X) any adjustment shall have been made pursuant to Section 5(e)(vii) or (Y) no adjustment was required pursuant to Section 5(e)(vii). No adjustment of the Conversion Price and the Conversion Floor Price shall be made under carried forward and shall be made at the time and together with the next subsequent adjustment, if any, which together with any adjustments so carried forward shall amount to $.01 per share or more, provided that upon any adjustment of the Conversion Price and the Conversion Floor Price as a result of any dividend or distribution payable in Common Stock or Convertible Securities (as defined in Section 4(e)(vii), or the reclassification, subdivision or combination of Common Stock into a greater or smaller number of shares, the foregoing figure of $.01 per share (or such figure as last adjusted) shall be adjusted (to the nearest one-half cent) in proportion to the adjustment in the Conversion Price and the Conversion Floor Price. For purposes of this Certificate of Designation, "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company after the Issuance Date, if any, except (i) shares of Common Stock issued pursuant to any warrants issued pursuant to the Securities Purchase Agreement and (ii) any shares of Common Stock issued upon conversion of the Series B Convertible Preferred Stock.

                 vii.   Adjustments for Issuance of Common Stock Equivalents.
                        ----------------------------------------------------
If the Company, after the Issuance Date and at any time while any shares of Series B Convertible Preferred Stock are outstanding, shall issue any Common Stock Equivalent and the price per share for which Additional Shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent shall be less than the Conversion Price then in effect, or if, after any such issuance of a Common Stock Equivalent, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended or adjusted shall be less than the Conversion Floor Price upon each such issuance or amendment or adjustment shall be adjusted as provided in the first sentence of Section 5(e)(vi) on the basis that (A) the maximum Equivalents shall be deemed to have been issued (whether or not such Common Stock Equivalents are actually then exercisable, convertible or exchangeable in whole or in part) as of the earlier of (x) the date on which the Company shall enter into a firm contract for the issuance of such Common Stock Equivalents or
(y) the date of actual issuance of such Common Stock Equivalents and (B) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received or receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to such Common Stock Equivalent. No adjustment of the Conversion Price and the Conversion Floor Price shall be made under this Section 5(e)(vii) upon the issuance of any Convertible Security (as defined below) which is issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any adjustment shall previously have been made in the Conversion Price and the Conversion Floor Price then in effect upon the issuance of such warrants or other subscription or purchase rights pursuant to this Section 5(e)(vii). For purposes of this Certificate of Designation, (1) "Convertible Security" or "Convertible Securities" (as applicable) shall mean evidences of indebtedness, shares of capital stock or other securities of the Company which are or may be, at any time, convertible into or exchangeable for Additional Shares of Common Stock and (2) "Common Stock Equivalent" shall mean any Convertible Security or warrant, option or other right to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Security.

                 viii.  Consideration for Stock.  In case any shares of Common
                        -----------------------
Stock or any Convertible Securities, other than the Series B Convertible Preferred Stock, or any rights or warrants or options to purchase any such Common Stock or Convertible Securities, shall be issued or sold:

                        (1) in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities or another corporation), the amount of consideration therefore shall be, deemed to be the fair value, as determined reasonably and in good faith by the Board, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or warrants or options, as the case may be; or

                        (2) in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporations computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, the Conversion Floor Price or the number of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock the determination of the applicable Conversion Price, the Conversion Floor Price or the number of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock; or

                       (3) in connection with events other than described in
Section 5(vii)(A) and (B): (i) to the extent that any Additional Shares of Common Stock or any Common Stock Equivalents shall be issued for cash consideration, the consideration received by the Company therefor, or if such Additional Shares of Common Stock or Common Stock Equivalents are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Common Stock Equivalents are sold to underwriters or dealers for public offering without a subscription offering, the public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts, commissions, or expenses paid or incurred by the Company for or in connection with the underwriting thereof or otherwise in connection with the issue thereof and (ii) to the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the fair market value of such consideration at the time of such issuance shall be as determined in good faith by the Board. The consideration for any Additional Shares of Common Stock issuable pursuant to any Common Stock Equivalents shall be the consideration received by the Company for issuing such Common Stock Equivalents, plus the additional consideration payable to the Company upon the exercise, conversion or exchange of such Common Stock Equivalents. In case of the issuance at any time of any Additional Shares of Common Stock or Common Stock Equivalents in payment or satisfaction of any dividend upon any class of capital stock of the Company other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Common Stock Equivalents a consideration equal to the amount of such dividend so paid or satisfied. In any case in which the consideration to be received or paid shall be other than cash, the Board shall notify the holders of the Series B Convertible Preferred Stock of its determination of the fair market value of such consideration prior to payment or accepting receipt thereof. If, within thirty (30) days after receipt of said notice, the holders of a majority of the Series B Convertible Preferred Stock shall notify the Board in writing of their objection to such determination, a determination of the fair market value of such consideration shall be made by an independent appraiser selected by the holders of a majority of the Series B Convertible Preferred Stock with the approval of the Board (which approval shall not be unreasonably withheld), whose fees and expenses shall be paid by the Company.

                 ix.   Adjustments for Other Actions Affecting Common Stock.  In
                       ----------------------------------------------------
case after the Issuance Date the Company shall take any action affecting its Common Stock, other than an action described in Section 5(e)(i)-(viii), inclusive, and the failure to make any adjustment would not fairly protect the rights of the holders of the Series B Convertible Preferred Stock in accordance with the essential intent and principle of this Section 5, then the Conversion Price and the Conversion Floor Price shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.

               x.     Outstanding Common Stock.  The number of shares of Common
                      ------------------------
Stock at any time outstanding shall (A) not include any shares thereof then directly or indirectly owned or held by or for the account of the Company or any of its subsidiaries and (B) be deemed to include all shares of Common Stock then issuable upon conversion, exercise or exchange of any then outstanding Common Stock Equivalents or any other evidences of indebtedness, shares of capital stock (including, without limitation, the Series B Convertible Preferred Stock) or other securities which are or may be at any time convertible into or exchangeable for shares of Common Stock.

               xi.    Readjustment of Conversion Price.  Upon the expiration or
                      --------------------------------
termination of the right to convert, exchange or exercise any Common Stock Equivalent the issuance of which affected an adjustment in the Conversion Price, if such Common Stock Equivalent shall not have been converted, exercised or exchanged in its entirety, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion, exchange or exercise of any such Common Stock Equivalent shall no longer by computed as set forth above, and the Conversion Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 5(e) after the issuance of any Common Stock Equivalent) had the adjustment of the Conversion Price been made in accordance with the issuance or sale of the number of Additional Shares of Common Stock actually issued upon conversion, exchange or issuance of such Common Stock Equivalent and thereupon only the number of Additional Shares of Common Stock actually so issued shall be deemed to have been issued and only the consideration actually received by the Company (computed as in Section 5(e)(viii)(C)) shall be deemed to have been received by the Company.

               xii.   Record Date.  In case the Company shall take record of the
                      -----------
holders of its Common Stock or any other Preferred Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then the date of the issue or sale of the shares of Common Stock shall be deemed to be such record date.

               xiii.  Permitted Financings.  Notwithstanding anything herein to
                      --------------------
the contrary, there shall be no adjustment to the Conversion Price, the Conversion Floor Price or the number of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock in connection with any Permitted Financing. For purposes of this Certificate of Designation, a "Permitted Financing" shall have the same meaning as in Section 3.13 of the Securities Purchase Agreement.

          f.   No Impairment.  The Company shall not, by amendment of its
               -------------
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith, assist in the carrying out of all the provisions of this
Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Convertible Preferred Stock against impairment.

          g.   Certificates as to Adjustments.  Upon occurrence of each
               ------------------------------
adjustment or readjustment of the Conversion Price, the Conversion Floor Price or the number of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series B Convertible Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon written request of the holder of such affected Series B Convertible Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the applicable Conversion Price and Conversion Floor Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series B Convertible Preferred Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent of the Conversion Price, Conversion Floor Price or number of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock pursuant to this Section 5.

          h.   Issue Taxes.  The Company shall pay any and all issue and other
               -----------
taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series B Convertible Preferred Stock pursuant thereto; provided,
                                                                 --------
however, that the Company shall not be obligated to pay any transfer taxes
-------
resulting from any transfer requested by any holder in connection with any such conversion.

          i.   Notices.  All notices and other communications (including any
               -------
certificate setting forth an adjustment or readjustment pursuant to Section 5(g)) hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or three (3) business days following being mailed by certified or registered mail, postage prepaid, return receipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series B Convertible Preferred Stock at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series B Convertible Preferred Stock at least twenty
(20) days prior to the date on which any Organic Change, dissolution, liquidation or winding up will take place and in no event shall such notice be provided to such holder prior to such information being made known to the public.

          j.   Fractional Shares.  No fractional shares of Common Stock shall
               -----------------
be issued upon conversion of the Series B Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the Conversion Price utilized for such conversion.

          k.   Reservation of Common Stock.  The Company shall, so long as any
               ---------------------------
shares of Series B Convertible Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of affecting the conversion of the Series B Convertible Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series B Convertible Preferred Stock then outstanding; provided that the number of shares of Common Stock so reserved
             --------
shall at no time be less than 1,100,000 shares of Common Stock for which the shares of Series B Convertible Preferred Stock are at any time convertible following the First Tranche Closing (as such term is defined in the Securities Purchase Agreement) and an additional 1,650,000 shares of Common Stock for which the shares of Series B Convertible Preferred Stock are at any time convertible following the Second Tranche Closing (as such term is defined in the Securities Purchase Agreement). The initial number of shares of Common Stock reserved for conversions of the Series B Convertible Preferred Stock and each increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series B Convertible Preferred Stock based on the number of shares of Series B Convertible Preferred Stock held by each holder at the time of issuance of the Series B Convertible Preferred Stock or increase in the number of reserved shares, as the case my be. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series B Convertible Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity which does not hold any shares of Series B Convertible Preferred Stock shall be allocated to the remaining holders of Series B Convertible Preferred Stock, pro rata based on the number of shares of Series B Convertible Preferred Stock then held by such holder. The Company shall, from time to time in accordance with the Delaware General Corporation Law, as amended, increase the authorized number of shares of Common Stock if at any time the unissued number of authorized shares shall not be sufficient to satisfy the Company's obligations under this Section 5(k).

          l.   Retirement of Series B Convertible Preferred Stock.  Conversion
               --------------------------------------------------
of Series B Convertible Preferred Stock shall be deemed to have been affected on the applicable Voluntary Conversion Date or Mandatory Conversion Date, and such date is referred to herein as the "Conversion Date". Upon conversion of only a portion of the number of shares of Series B Convertible Preferred Stock represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder at the expense of the Company, a new certificate converting the number of shares of Series B Convertible Preferred Stock representing the unconverted portion of the certificate so surrendered as required by Section 5(b)(ii).

          m.   Regulatory Compliance.  If any shares of Common Stock to be
               ---------------------
reserved for the purpose of conversion of Series B Convertible Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, in good faith and as expeditiously as possible, endeavor to secure such registration, listing or approval, as the case may be.

     5.   No Preemptive Rights.  Except as provided in Section 5 hereof and in
          --------------------
the Securities Purchase Agreement, no holder of the Series B Convertible Preferred Stock shall be entitled to rights to subscribe for, purchase or receive any part of any new or additional shares of any class, whether now or hereinafter authorized, or of bonds or debentures, or other evidences of indebtedness convertible into or exchangeable for shares of any class, but all such new or additional shares of any class, or any bond, debentures or other evidences of indebtedness convertible into or exchangeable for shares, may be issued and disposed of by the Board on such terms and for such consideration (to the extent permitted by law), and to such person or persons as the Board in their absolute discretion may deem advisable.

     6.   Conversion Restrictions.  Notwithstanding anything to the contrary set
          -----------------------
forth in Section 5 of this Certificate of Designation, in no event (except with respect to a Mandatory Conversion as provided in Section 5(c) above) shall any holder be entitled to convert Series B Convertible Preferred Stock in excess of that number of shares of Series B Convertible Preferred Stock which, upon giving affect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of
                                         ----------
shares of Common Stock issuable upon conversion of the shares of Series B Convertible Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, nonconverted shares of Series B Convertible Preferred Stock beneficially owned by the holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the company (including, without limitation, any warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this Section 7, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

     7.   Redemption.
          ----------

          a.     Redemption Option Upon Major Transaction.  In addition to all
                 ----------------------------------------
other rights of the holders of Series B convertible Preferred Stock contained herein, simultaneous s with the occurrence of a Major Transaction (as defined below), each holder of Series B Convertible Preferred Stock shall have the right, at such holder's opinion, to require the Company to redeem all or a portion of such holder's shares of Series B Convertible Preferred Stock at a price per share of Series B Convertible Preferred Stock equal to a greater of
(i) 125% of the Liquidation Preference Amount and (ii) the product of (A) the Conversion Rate (as defined in Section 5(a) and (B) the Closing Bid Price of the Common Stock on the trading date immediately preceding such Major Transaction ("Major Transaction Redemption Price"):

          b.     Redemption Opinion Upon Triggering Event.  In addition to all
                 ----------------------------------------
other rights of the holders of Series B Convertible Preferred Stock contained herein, after a Triggering Event (as defined below), each holder of Series B Convertible Preferred Stock shall have the right, in such holder's option, to require the Company to redeem all or a portion of such holder's shares of Series B Convertible Preferred Stock at a price per share of Series B Convertible Preferred Stock equal to the greater of (i) 125% of the Liquidation Preference Amount and (ii) the product of (A) the Conversion Rate (as defined in Section 5(a) ) at such time and (B) the Closing Bid Price of the Common Stock calculated as of the date immediately preceding such Triggering Event on which the exchange or market on which the Common Stock is traded is open ("Triggering Event Redemption Price" and, collectively with "Major Transaction Redemption Price," the "Redemption Price").

          c.   "Major Transaction".  A "Major Transaction" shall be deemed to
                -----------------
have occurred at such time as any of the following events:

               i. the consolidation, merger or other business combination of the Company with or into another Person (other than (A) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or (B) a consolidation, merger or other business combination in which holders of the Company's voting power immediately prior to the transaction continue after the transaction to hold, directly or indirectly, the voting powers of the surviving entity or entities necessary to elect a majority of the members of the Board (or their equivalent if other than a corporation) of such entity or entities); or

               ii. the sale or transfer of all or substantially all of the Company's assets; or

               iii. consummation of a purchase, render or exchange offer made to the holders of more than 30% of the outstanding shares of Common Stock.

          Notwithstanding the foregoing in regard to this Section 8(c), each of
(i) the Company's conversion of invested shares of common stock held by members of its management team into an equivalent number of options to purchase shares of the Company's common stock (as described on Schedule 2.1(c) to the Securities Purchase Agreement); (ii) any exchange offers which the Company completes with shareholders of BrightStreet.com, Inc. in connection with the proposed merger of the parties (as described in Schedule 2.1(c) to the Securities Purchase Agreement); and (iii) the spin-off of BrightStreet.com, Inc.'s assets into a newly formed subsidiary (as described in Schedule 2.1(g) to the Securities Purchase Agreement), will not be deemed to be a Major Transaction.

          d.   "Triggering Event".  A "Triggering Event" shall be deemed to have
                ----------------
occurred at such time as any of the following events:

               i. the failure of the Registration Statement to be declared effective by the SEC on or prior to the date which is 150 days after the First Tranche Closing Date;

               ii. while the Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitations, the issuance of a stop order) or its unavailable to the holder of the Series B Convertible Preferred Stock for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive trading days, provided that the cause of such lapse or unavailability is not due to
      --------
facts solely within the control of such holder of Series B Convertible Preferred Stock;

               iii. the suspension from listing or the failure of the Common Stock to be listed on the OTC Bulletin Board, the Gnostic SmallCap Market, the Gnostic National Market, The New York Stock Exchange, Inc. or The American Stock Exchange, Inc., as applicable, for a period of five consecutive days;

               iv. the Company's notice to any holder of Series B Convertible Preferred Stock, including by way of public announcement, at any time, of its inability to comply (including for any of the reasons described in Section 9) or its intention not to comply with proper requests for conversions of any Series B Convertible Preferred Stock into share of Common Stock;

               v. the Company's failure to comply with a Conversion Notice tendered in accordance with the provisions of this Certificate of Designation within ten (10) business days after the receipt by the Company of the Conversion Notice and the Preferred Stock Certificates; or

               vi. the Company breaches any representations, warranty, covenant or other term or condition of the Securities Purchase Agreement, the Registration Rights Agreement, this Certificate of Designation or any other agreement, document certificates or other instrument delivered in connection with the transaction contemplated thereby or hereby, except to the extent that such breach would not have a Material Adverse Effect (as defined in Section 2.1(a) of the Securities Purchase Agreement) and except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of a least ten days.

          e.   Mechanics of Redemption at Opinion of Buyer Upon Major
               ------------------------------------------------------
Transaction.  No sooner than fifteen (15) days nor later than ten (10) days
-----------
prior tot he consummation of Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Major Transaction") to each holder of Series B Convertible Preferred Stock. At any time after receipt of a Notice of Major Transaction (or, in the event a Notice of Major Transaction is not delivered at least ten (10) days prior to a Major Transaction, at any time within ten (10) days prior to a Major Transaction), any holder of Series B Convertible Preferred Stock than outstanding may require the Company to redeem, effective immediately prior to the consummation of such Major Transaction, all of the holder's Series B Convertible Preferred Stock then outstanding by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Major Transaction") to the Company, which Notice of Redemption at Option of Buyer Upon Major Transaction shall indicate
(i) the number of shares of Series B Convertible Preferred Stock that such holder is electing to redeem and (ii) the applicable Major Transaction Redemption Price, as calculated pursuant to Section 8(a) above.

          f.   Mechanics of Redemption at Option of Buyer Upon Triggering Event.
               ----------------------------------------------------------------
Within one (1) day after the occurrence of a Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each holder of Series B Convertible Preferred Stock. At any time after the earlier of a holder's receipt of a Notice of Triggering Event and such holder becoming aware of a Triggering Event, any holder of Series B Convertible Preferred Stock then outstanding may require the Company to redeem all of the Series B Convertible Preferred Stock by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Buyer Upon Triggering Event") to the Company, which Notice of Redemption at Option of Buyer Upon Triggering Event shall indicate (i) the number of shares of Series B Convertible Preferred Stock that such holder is electing to redeem and (ii) the applicable Triggering Event Redemption Price, as calculated pursuant to Section 8(b) above.

          g.   Payment of Redemption Price. Upon the Company's receipt of a
               ---------------------------
Notice(s) of Redemption at Option of Buyer Upon Triggering Event or a Notice(s) of Redemption at Option of Buyer Upon Major Transaction from any holder of Series B Convertible Preferred Stock, the Company shall immediately notify each holder of Series B Convertible Preferred Stock by facsimile of the Company's receipt of such Notice(s) of Redemption at Option of Buyer Upon Triggering Event or Notice(s) of Redemption at Option of Buyer Upon Major Transaction and each holder which has sent such a notice shall promptly subject to the Company such holder's Preferred Stock Certificates which such holder has elected to have redeemed. The Company shall deliver the applicable Triggering Event Redemption Price, in the case of a redemption pursuant to Section 8(f), to such holder within five (5) business days after the Company's receipt of a Notice of Redemption at Option of Buyer Upon Triggering Event and, in the case of a redemption pursuant to Section 8(e), the Company shall deliver the applicable Major Transaction Redemption Price immediately prior to the consummation of the Major Transaction; provided that a holder's Preferred Stock Certificates shall
                   --------
have been so delivered to the Company' provided further that if the Company is
                                       -------- -------
unable to redeem all of the Series B Convertible Preferred Stock to be redeemed, the Company shall redeem an amount from each holder of Series B Convertible Preferred Stock being redeemed equal to such holder's prorate amount (based on a the number of shares of Series B Convertible Preferred Stock holder by such holder relative to the number of shares of Series B Convertible Preferred Stock outstanding ) of all Series B Convertible Preferred Stock being redeemed. If the Company shall fail to redeem all of the Series B Convertible Preferred Stock submitted for redemption (other than pursuant to a dispute as the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Series B Convertible Preferred Stock may have under this Certificate of Designation and the Securities Purchase Agreement, the applicable Redemption Price payable in respect of such unredeemed Series B Convertible Preferred Stock shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full. Until the Company pays such unpaid applicable Redemption Price in full to a holder of shares of Series B Convertible Preferred Stock submitted for redemption, such holder shall have the option (the "Void Optional Redemption Option") to, in lieu of redemption, require the Company to promptly return to such holder(s) all of the shares of Series B Convertible Preferred Stock that were submitted for redemption by such holder(s) under this Section 8 and for which the applicable Redemption Price has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Option Redemption Notice"). Upon the Company's receipt of such Void Option Redemption Notice(s) and prior to payment of the full applicable Redemption Price to such holder, (i) the Notice(s) of Redemption at Option of Buyer Upon Triggering Event or the Notice(s) of Redemption at Option of Buyer Upon Major Transaction, as the case may be, shall be null and void with respect to those shares of Series B Convertible Preferred Stock submitted for redemption and for which the applicable Redemption Price has not been paid, (ii) the Company shall immediately return any Series B Convertible Preferred Stock submitted to the Company by each holder for redemption under this Section 8(g) and for which the applicable Redemption Price has not been paid and (iii) the Conversion Price of such returned shares of Series B Convertible Preferred Stock shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Option Redemption Notice(s) is delivered to the Company and (B) the lowest Closing Bid Price during the period beginning on the date on which the Notice(s) of

Redemption of Option of Buyer Upon Major Transaction or the Notice(s) of Redemption at Option of Buyer Upon Triggering event, as the case may be, is delivered to the Company and ending on the date on which the Void Optional Redemption Notice(s) is delivered to the Company; provided that no adjustment
                                                  --------
shall be made if such adjustment would result in an increase of the Conversion Price then in effect. Notwithstanding the foregoing, tin the event of a dispute as to the determination of the Closing Bid Price or the arithmetic calculation of the Redemption Price" being substituted for the term "Conversion Price". A holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. Payments provided for in this Section 8 shall have priority to payments to other stockholders in connection with a Major Transaction.

            h.   Company's Redemption Option.  The Company may redeem all or a
                 ---------------------------
portion of the Series B Convertible Preferred Stock outstanding upon five (5) trading days prior written notice (the "Company's Redemption Notice") to a holder of shares of the Series B Convertible Liquidation Preference Amount, plus any accrued but unpaid dividends (the "Company's Redemption Price"); provided, however, that if a holder has delivered a Conversion Notice to the Company prior to receipt of the Company's Redemption Notice, the shares of Series B Convertible Preferred Stock further that if during the period between delivery of the Company's Redemption Notice and the delivery payment of the Company's Redemption Price to an applicable holder, a holder shall become entitled to deliver a Notice of Redemption of Option of Buyer Upon Major Transaction on Notice of Redemption at Option of Buyer Upon Triggering Event then the right of such holder shall take precedence over the previously delivered Company Redemption Notice. The Company's B Convertible Preferred Stock to be redeemed by the Company. The Company shall deliver the Company's Redemption Price to the holders) within five (5) trading days after the Company has delivered the Company's Redemption Price to the holder(s) within five (5) trading days after the Company has delivered the Company's Redemption Notice. Any holders of the Series B Convertible Preferred Stock receiving a Company Redemption Notice shall have the right to convert pursuant to Section 5(b)(i) up to ten percent (10%) of the number of shares of Series B Convertible Preferred Stock the Company was to redeem pursuant to such Company Redemption Notice, provided the Company receives such conversion within twenty-four (24) hours from the time the Company's Redemption Notice is received by the Purchasers. The Company shall then follow the manner of response as set forth in Section 5(a)(ii). If the Company fails to pay the Company's Redemption Price by the sixth trading day following the date the Company has delivered the Company's Redemption Notice, the redemption will be declared null and void and the Company shall lose its right to serve a Company's Redemption Notice in the future.

            i. Notwithstanding anything herein to the contrary, any right to redemption pursuant to this Section 8 is subject to funds of the Company being legally therefor available pursuant to Delaware General Corporation Law.

       8.   Inability to Fully Convert.
            --------------------------

            a.   Holder's Option if Company Cannot Fully Convert.  If, upon the
                 -----------------------------------------------
Company's receipt of a Conversion Notice or on the Mandatory Conversion Date, the Company cannot issue shares of Common Stock registered for resale under the Registration Statement for any reason including, without limitation, because the Company (x) does not have a sufficient number of shares of Common

Stock authorized and available, (y) is otherwise prohibited by applicable law or by the rules or regulations of any stock exchange, interdealer quotation systems or other self-regulatory organization with jurisdiction over the Company or its Securities from issuing all of the Common Stock which is to be issued to a holder of Series B Convertible Preferred Stock pursuant to a Conversion Notice or (z) fails to have a sufficient member of shares of Common Stock registered for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with such holder's Conversion Notice and pursuant to Section 5(b)(ii) above and, with respect to the unconverted Series B Convertible Preferred Stock, the holder, solely as such holder's option, can elect, within five (5) business days after receipt of notice from the Company, thereof, to:

               i. require the Company to redeem from such holder those Series B Convertible Preferred Stock for which the Company is unable to issue Common Stock in accordance with such holder's Conversion Notice ("Mandatory Redemption") at a price per share equal to the Triggering Event Redemption Price as of such Conversion Date (the "Mandatory Redemption Price")'

               ii. if the Company's inability to fully convert Series B Convertible Preferred Stock is pursuant to Section 9(a)(z) above, require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 5(b)(ii) above;

               iii. void its Conversion Notice and retain or have returned, as the case may be, the shares of Series B Convertible Preferred Stock that were to be converted pursuant to such holder's Conversion Notice (provided that a holder's voiding its Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice).

          b.   Mechanics of Fulfilling Holder's Election.  The Company shall
               -----------------------------------------
immediately send via facsimile to a holder of Series B Convertible Preferred Stock, upon receipt of facsimile copy of a Conversion Notice from such holders which cannot be fully satisfied as described in Section 9(a) above, a notice of the Company's inability to fully satisfy such holder's Conversion Notice (the "Inability to Fully Convert Notice"). Such Inability to Fully Convert Notice shall indicate (i) the reason why the Company is unable to fully satisfy such holder's Conversion Notice, (ii) the number of Series B Convertible Preferred Stock which cannot be converted and (iii) the applicable Mandatory Redemption Price. Such holder shall notify the Company of its election pursuant to Section 9(a) above by delivering written notice via facsimile to the Company ("Notice in Response to Inability to Convert").

          c.   Payment of Redemption Price.  If such holder shall elect to
               ---------------------------
have its shares redeemed pursuant to Section 9(a)(i) above, the Company shall pay the Mandatory Redemption Price in cash to such holder within thirty (30) days of the Company's receipt of the holder's Notice in Response to Inability to Convert, provided that prior to the Company's receipt of the holder's Notice in
         --------
Response to Inability to Convert the Company has not delivered a notice to such holder stating to the satisfaction of the holder, that the event or condition resulting in the Mandatory Redemption has been cured and all Conversion Shares issuable to such holder can and will be delivered tot he holder in accordance with the terms of Section 2(g). If the Company shall fail to pay the applicable Mandatory Redemption Price to such holder on a timely basis as described in this
Section 9(c) (other than pursuant
to a dispute as to the determination of the arithmetic calculation of the Redemption Price), in addition to any remedy such holder of Series B Convertible Preferred Stock may have under this Certificate of Designation and the Securities Purchase Agreement, such unpaid amount shall bear interest at the rate of 2.)% per month (prorated for partial months) until paid in full. Until the full Mandatory Redemptions Price is paid in full to such holder, such holder may (i) void the Mandatory Redemption with respect to those Series B Convertible Preferred Stock for which the full Mandatory Redemption Price has not been paid,
(ii) receive back such Series B Convertible Preferred Stock, and (iii) require that the Conversion Price of such returned Series B Convertible Preferred Stock be adjusted to the leaser of (A) the Conversion Price as in effect on the date on which the holder voided the Mandatory Redemption and (B) the lowest Closing Bid Price during the period beginning on the Conversion Date and ending on the date the holder voided the Mandatory Redemption. Notwithstanding the foregoing, if the Company fails to pay the applicable Mandatory Redemption Price within such thirty (30) days time period due to a dispute as to the determination of the arithmetic calculation of the Redemption Rate, such dispute shall be resolved pursuant to Section 5(b)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Price".

          d.   Pro-rata Conversion and Redemption. In the event the Company
               ----------------------------------
receives a Conversion Notice from more than one holder of Series B Convertible Preferred Stock on the same day and the Company can convert and redeem some, but not all, of the Series B Convertible Preferred Stock pursuant to this Section 9, the Company shall convert and redeem from each holder of Series B Convertible Preferred Stock electing to have Series B Convertible Preferred Stock converted and redeemed at such time an amount equal to such holder's pro-rata amount (based on the number shares of Series B Convertible Preferred Stock held by such holder relative to the number of shares of Series B Convertible Preferred Stock outstanding) of all shares of Series B Convertible Preferred Stock being converted and redeemed at such time.

     9.   Vote to Change the Terms of or Issue Preferred Stock. The affirmative
          ----------------------------------------------------
vote at a meeting duly called for such purpose or the written consent without a meeting of the holders of not less than three-fourth ( 3/4) of the then outstanding shares of Series B Convertible Preferred Stock, shall be required
(a) for any change to this Certificate of Designation or the Company's Certificate of Incorporation which would amend, alter, change or repeal may of the powers, designations, preferences and rights of the Series B Convertible Preferred Stock or (b) for the issuance of shares of Series B Convertible Preferred Stock other than pursuant to the Securities Purchase Agreement.

     10.  Lost or Stolen Certificates. Upon receipt by the Company of evidence
          ---------------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series B Convertible Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of the like lienor and date; provided, however, the Company shall
                                            --------  -------
not be obligated to re-issue Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series B Convertible Preferred Stock into Common Stock.

     11.  Remedies, Characterizations, Other Obligations, Breaches and
          ------------------------------------------------------------
Injunctive Relief.  The remedies provided in this Certificate of Designation
-----------------
shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and this computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof).
The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series B Convertible Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series B Convertible Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     12.  Specific Shall Not Limit General; Construction.  No specific provision
          ----------------------------------------------
contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial purchasers of the Series B Convertible Preferred Stock and shall not be construed against any person as the drafter hereof.

     13.  Failure or Indulgence Not Waiver.  No failure or delay on the part of
          --------------------------------
a holder of Series B Convertible Preferred Stock in the exercise or any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

       IN WITNESS WHEREOF, the undersigned has executed and subscribed this Certificate and does affirm the foregoing as true this ____ day of September, 1999.


                                NET VALUE HOLDINGS, INC.



                                By:_____________________________________________
                                   Name: Andrew P. Panzo
                                   Title: President and Chief Executive Officer

                                                                       EXHIBIT I
                           NET VALUE HOLDINGS, INC.
                               CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series B Convertible Preferred Stock of Net Value Holdings, Inc. (The "Certificate of Designation"). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock, par value $.001 per share (the "Preferred Shares"), of Net Value Holdings, Inc., a Delaware corporation (the "Company"), indicated below into shares of Common Stock per value $.001 per share (the "Common Stock"), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

          Date of Conversion:___________________________________________________

          Number of Preferred Shares to be converted:___________________________

          Stock certificate no(s). of Preferred Shares to be converted:_________

          The Common Stock have been sold pursuant to the Registration Statement
(as defined in the Registration Rights Agreement): YES_____   NO_____

Please confirm the following information:

          Conversion Price:                   __________________________________

          Number of shares of Common Stock
          to be issued:                       __________________________________

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

          Issue to:                           __________________________________
                                              __________________________________

          Facsimile Number:                   __________________________________

          Authorization:                      __________________________________
                                              By:_______________________________
                                              Title:____________________________

          Dated:


                                PRICES ATTACHED